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Exhibit 5.01

                      October 29, 2004

Acusphere, Inc.
500 Arsenal Street
Watertown, Massachusetts 02472
(617) 648-8800

  RE:
  Registration Statement on Form S-3 (No. 333-119027)
  Relating to 4,128,000 Shares of Common Stock

Ladies and Gentlemen:

        We are counsel to Acusphere, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Form S-3 Registration Statement (the "Registration Statement"), covering the sale to the public by certain stockholders of the Company of up to 4,128,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"). Terms not otherwise defined herein shall have the meaning assigned to them in the Registration Statement.

        We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

        We are members of the bar of the Commonwealth of Massachusetts only and are not expert in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the United States of America.

        Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                      Very truly yours,

                      /s/ Testa, Hurwitz & Thibeault, LLP

                      TESTA, HURWITZ & THIBEAULT, LLP

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  Exhibit 5.01